January 15, 2010


Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Ten (10)
Ordinary Shares of XTL
Biopharmaceuticals Ltd.
(Form F-6 File No. 333-
147677)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio and par value for XTL Biopharmaceuticals Ltd.

The Prospectus has been revised to reflect the new par value and ratio, and has been overstampted with:

Effective June 22, 2009 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:10 (One ADS
Representing Ten Ordinary Shares to 1:2
(One ADS Representing Two Ordinary
Shares) and the Par Value Changed from
ILS 0.02 to ILS 0.10.


Please contact me with any questions or
comments at 212 815-8223

Agness Moskovits
Assistant Vice President
The Bank of New York Mellon - ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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